Pioneer Exploration Inc.
Pro Forma Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

Pro Forma Consolidated Balance Sheet as at May 31, 2011	PF - 1
Pro Forma Consolidated Statement of Operations for the Nine Months Ended May 31, 2011	PF - 2
Pro Forma Consolidated Statement of Operations for the Year Ended August 31, 2010	PF - 3
Notes to the Pro Forma Consolidated Financial Statements	PF - 4

Exhibit 99.2 - Page - 1

Pioneer Exploration Inc.
Pro Forma Consolidated Balance Sheet
As at May 31, 2011
(Expressed in U.S. dollars)
(Unaudited)
	Pioneer As at May 31,	IBA Green As at August 31,	Pro Forma Adjustments		Pro Forma
	2011	2011	Note 3		Consolidated

ASSETS

Current Assets
Cash	$4,975	$40		$–	$5,015
	4,975	40		–	5,015

Equipment	–	878,000		–	878,000
Patent	–	641,000		–	641,000
Pre-opening Deferred Costs	–	407,000		–	407,000
Total Assets	$4,975	$1,926,040		$–	$1,931,015

LIABILITIES

Current Liabilities
Accounts payable	$19,105	$–		$–	$19,105
Accrued liabilities	39,685	–		–	39,685
Due to related party	92,344	–		–	92,344
Convertible notes payable	151,000	–		–	151,000
	302,134	–		–	302,134

Due to Shareholder	–	1,434,040		–	1,434,040
Note Payable	–	442,000		–	442,000
Total Liabilities	302,134	1,876,040		–	2,178,174

SHAREHOLDERS’ EQUITY

Preferred Stock	–	–		–	–

Common Stock	11,265	50,000	(a)	38,500	49,765
			(a)	(50,000)

Additional Paid-in Capital	142,670	–	(a)	(142,670)	–

Donated Capital	43,500	–	(a)	(43,500)	–

Accumulated Deficit	(494,594)	–	(a)	494,594	(296,924)
			(a)	(296,924)
Total Stockholders’ Deficit	(297,159)	50,000		–	(247,159)
Total Liabilities and Stockholders’ Deficit	$4,975	$1,926,040		$–	$1,931,015

Exhibit 99.2 - Page - 2

Pioneer Exploration Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended May 31, 2011
(Expressed in U.S. dollars)
(Unaudited)

	Pioneer Nine Months Ended May 31,	IBA Green Period from July 21, 2011 (Date of Incorporation) to August 31,	Pro Forma Adjustments		Pro Forma
	2011	2011	Note 3		Consolidated

Revenue	$–	$–		$–	$–

Expenses

Donated services	2,250	–	(a)	(2,250)	–
Foreign exchange loss	8,872	–	(a)	(8,872)	–
General and administrative	6,831	–	(a)	(6,831)	–
Accretion of beneficial conversion feature	1,200	–	(a)	(1,200)	–
Professional fees	27,809	–	(a)	(27,809)	–
Total Expenses	46,962	–		(46,962)	–

Net Loss	$(46,962)	$–		$46,962	$–

Pro forma basic and diluted loss per share (Note 4)					$–

Pro forma weighted average shares outstanding					49,764,500

Exhibit 99.2 - Page - 3

Pioneer Exploration Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended August 31, 2010
(Expressed in U.S. dollars)
(Unaudited)

	Pioneer Year Ended August 31,	IBA Green Period from July 21, 2011 (Date of Incorporation) to August 31,	Pro Forma Adjustments		Pro Forma
	2010	2011	Note 3		Consolidated

Revenue	$–	$–		$–	$–

Expenses

Donated services	4,500	–	(a)	(4,500)	–
Foreign exchange loss	1,951	–	(a)	(1,951)	–
General and administrative	7,190	–	(a)	(7,190)	–
Professional fees	35,375	–	(a)	(35,375)	–
Total Expenses	49,016	–		(49,016)	–

Operating Loss	(49,016)	–		49,016	–

Other Income (Expense)

Impairment of note receivable	(93,760)	–	(a)	93,760	–
Interest income	8,713	–	(a)	(8,713)	–
Gain on sale of investment	10,087	–	(a)	(10,087)	–

Net Loss	$(123,976)	$–		$123,976	$–

Pro forma basic and diluted loss per share (Note 4)					$–

Pro forma weighted average shares outstanding					49,764,500

Exhibit 99.2 - Page - 4

Pioneer Exploration Inc.
Notes to Pro Forma Consolidated Financial Statements
(Expressed in U.S. dollars)
(Unaudited)

1.	Basis of Presentation

Pursuant to a Letter Agreement dated September 30, 2011, Pioneer Exploration Inc. (“Pioneer”) acquired all of the issued and outstanding common shares of IBA Green Inc. (“IBA Green”) in exchange for the issuance by Pioneer to the shareholders of IBA Green an aggregate of 38,500,000 shares of common stock.  See Note 2.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Pioneer and IBA Green.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited balance sheet of Pioneer as at May 31, 2011, with the audited balance sheet of IBA Green as at August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2009.

(b) an unaudited pro forma statement of operations including the audited annual statement of operations of Pioneer for the year ended August 31, 2010, with the audited statement of operations of IBA Green for the period from incorporation on July 21, 2011, to August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2009.

(c) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of Pioneer for the nine months ended May 31, 2011, with the audited statement of operations of IBA Green for the period from incorporation on July 21, 2011, to August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2010.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Pioneer for the year ended August 31, 2010. Based on the review of the accounting policies of IBA Green, it is Pioneer management’s opinion that there are no material accounting differences between the accounting policies of Pioneer and IBA Green. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Pioneer.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States generally accepted accounting principles applied on a basis consistent with Pioneer’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Pioneer which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.	Acquisition
Pursuant to a Letter Agreement dated September 30, 2011, Pioneer agreed to acquire all of the issued and outstanding shares of IBA Green in exchange for the issuance of 38,500,000 shares of Pioneer’s common stock.  The share exchange was treated as a reverse acquisition with IBA Green deemed the accounting acquirer and Pioneer deemed the accounting acquiree under the purchase method of accounting, with the former shareholders of IBA Green controlling approximately 77% of the issued and outstanding common shares of Pioneer after the closing of the transaction.  The reverse merger is deemed a recapitalization and the consolidated financial statements represent the continuation of the financial statements of IBA Green (the accounting acquirer/legal subsidiary) except for its capital structure, and the consolidated financial statements reflect the assets and liabilities of IBA Green recognized and measured at their carrying value before the combination and the assets and liabilities of Pioneer (the legal acquiree/legal parent). The equity structure reflects the equity structure of Pioneer, the legal parent, and the equity structure of IBA Green, the accounting acquirer, as restated using the exchange ratios established in the share exchange agreement to reflect the number of shares of the legal parent.

The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

Net book value of Pioneer net assets to be acquired

Cash	$4,975
Accounts payable	(19,105)
Accrued liabilities	(39,685)
Due to related parties	(92,344)
Convertible notes payable	(151,000)

$(297,159)

Exhibit 99.2 - Page - 5

Pioneer Exploration Inc.
Notes to Pro Forma Consolidated Financial Statements
(Expressed in U.S. dollars)
(Unaudited)

3.	Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)
In connection with the closing of the share exchange agreement, Pioneer agreed to acquire all of the issued and outstanding common shares of IBA Green from the shareholders of IBA Green in exchange for the issuance by Pioneer to the shareholders of IBA Green of an aggregate of 38,500,000 shares of the common stock, on a pro rata basis. The acquisition has been accounted for using the purchase method with IBA Green identified as the acquirer and the business acquired recorded at book value. The purchase price for the amalgamation has been allocated to the acquired assets and liabilities of Pioneer on a pro forma basis as described in Note 2. IBA Green’s common stock and Pioneer’s accumulated deficit as at May 31, 2011, are eliminated upon consolidation.

4.	Pro Forma Loss Per Share:

Pro forma basic and diluted loss per share for the nine months ended May 31, 2011 and the year ended August 31, 2010 has been calculated based on the weighted average number of common shares issued during the respective periods plus all common share issuances relating to the share exchange agreement. The common shares have been treated as issued on September 1, 2010 and September 1, 2009 respectively.

	Nine Months Ended May 31, 2011	Year Ended August 31, 2010

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to shareholders	$ –	$ –

Denominator:
Weighted average Pioneer shares outstanding	11,264,500	11,264,500
Shares issued pursuant to exchange agreement	38,500,000	38,500,000
Pro forma weighted average shares outstanding	49,764,500	49,764,500

Basic and diluted pro forma loss per share	$ –	$ –

Exhibit 99.2 - Page - 6